UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2026

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip code)

617- 395-1333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

As previously disclosed, on January 15, 2026, stockholders of ConnectM Technology Solutions, Inc. (the “Company”) approved a reverse stock split of the Company’s common stock, at a ratio of between 1-for-5 and 1-for-50, with such ratio to be determined at the sole discretion of the Company’s Board of Directors (the “Board”). On January 15, 2026, the Board approved a 1-for-32 reverse stock split of its issued and outstanding common stock (the “Reverse Split”). Subsequently, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware to effectuate the Reverse Split. The Certificate of Amendment was effective for state law purposes at 4:01 p.m. Eastern Time on April 17, 2026 (the “Effective Time”), such that the Company’s common stock will begin trading at market open on April 20, 2026, on a post-Reverse Split basis.

Item 8.01. Other Events.

The Reverse Split became effective at the Effective Time and the Company’s common stock is expected to begin trading under a new CUSIP number, 207944208, on the OTCQX on April 20, 2026, on a Reverse Split-adjusted basis, under the ticker symbol “CNTMD.” After 20 business days, the ticker symbol will revert to “CNTM.”

As of the Effective Time, issued and outstanding shares of the Company’s common stock were automatically reclassified such that each 32 shares of pre-Reverse Split common stock became one share of common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Split ratio are automatically entitled to receive a whole share of common stock in lieu of any fractional share created as a result of such Reverse Split.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-Reverse Split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Continental Stock Transfer & Trust Company, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-Reverse Split number of shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, as amended, of the registrant, effective April 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConnectM Technology Solutions, Inc.

Dated: April 17, 2026	By:	/s/ Bhaskar Panigrahi
	Name:	Bhaskar Panigrahi
	Title:	Chief Executive Officer